 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2020

CM LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39482	85-1966622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Corvex Management LP 667 Madison Avenue New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 474-6745

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CMLFU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CMLF	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMLFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On October 23, 2020, CM Life Sciences, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and warrants (the “Warrants”) included in the Units commencing on or about October 26, 2020. Each Unit consists of one share of Class A Common Stock and one-third of one redeemable Warrant to purchase one share of Class A Common Stock. Any Units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CMLFU,” and the shares of Class A Common Stock and redeemable Warrants will separately trade on Nasdaq under the symbols “CMLF” and “CMLFW,” respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade.

Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Common Stock and Warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CM LIFE SCIENCES, INC.

Date: October 23, 2020	By:	/s/ Brian Emes
	Name:	Brian Emes
	Title:	Chief Financial Officer and Secretary

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